Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CENTERPOINT ENERGY FIELD SERVICES LP

This Certificate of Limited Partnership of CenterPoint Energy Field Services LP has been duly executed and is being filed by the undersigned for the purpose of converting a Delaware limited liability company into a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. Code Section 17-201 et seq.) (the “Act”).

1.	The name of the limited partnership is CenterPoint Energy Field Services LP (the “Partnership”).

2.	The Partnership was converted from a Delaware limited liability company named CenterPoint Energy Field Services, LLC into a Delaware limited partnership.

3.	The conversion of CenterPoint Energy Field Services, LLC from a Delaware limited liability company to a Delaware limited partnership was approved by the unanimous consent of the sole manager of CenterPoint Energy Field Services, LLC.

4.	The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware required to be maintained by Section 17-104 of the Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5.	The name and the business and mailing address of the sole general partner of the Partnership is as follows:

Name	Business and Mailing Address

CNP OGE GP LLC	1111 Louisiana Street Houston, TX 77002

321 North Harvey P.O. Box 321 Oklahoma City, OK 73101-0321

IN WITNESS WHEREOF, this Certificate of Limited Partnership has been duly executed on behalf of the undersigned as the sole general partner of the Partnership on May 1, 2013.

CENTERPOINT ENERGY FIELD SERVICES LP

by CNP OGE GP LLC, its General Partner

By:	/s/ David M. McClanahan
Name: David M. McClanahan
Title: Interim Chairman

Certificate of Limited Partnership of CEFS

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CENTERPOINT ENERGY FIELD SERVICES LP

CENTERPOINT ENERGY FIELD SERVICES LP, a limited partnership organized and existing under the laws (6 Del. C. § 17-101 et. seq.) of the State of Delaware (the “Company”) does hereby certify:

FIRST: The name of the Company is CenterPoint Energy Field Services LP.

SECOND: The Certificate of Limited Partnership of the Company is hereby amended to reflect a change in the name of the Company by deleting the text of Section 1 of the Certificate of Limited Partnership in its entirety and adding the following:

1.	The name of the limited partnership is Enable Midstream Partners, LP (the “Partnership”).

THIRD: The Certificate of Limited Partnership of the Company is hereby amended to reflect a change in the name of the general partner by deleting the text of Section 5 of the Certificate of Limited Partnership in its entirety and adding the following:

5.	The name and the business and mailing address of the sole general partner of the Partnership is as follows:

Name	Business and Mailing Address

Enable GP, LLC	1111 Louisiana Street Houston, TX 77002

321 North Harvey P.O. Box 321 Oklahoma City, OK 73101-0321

FOURTH: The effective date of the name change shall be July 30, 2013.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Company on this 29th day of July, 2013.

/s/ M. Sean Blakley
By:	Enable GP, LLC, General Partner
By:	M. Sean Blakley
Acting Chief Accounting Officer